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                                                                  Exhibit 23.9



BEFEC-PRICE WATERHOUSE                                  Serge YABLONSKY
34, Place des Corrolles                                 6 rue Le Sueur
Tour AIG - Cedex 105                                    75116 PARIS
92908 Paris La Defense 2


                           CONSENT OF INDEPENDENT AUDITORS


Board of Directors
AUTOLIV AB
Box 70381
S-107 24 Stockholm
SUEDE


We consent to the reference to our firms under the caption "Experts" and to the use of our report dated January 27, 1997 with respect to the financial statements of Autoliv France SNC as of December 31, 1996, included in the Proxy Statement/Prospectus/Exchange Offer that is made a part of the Registration
Statement on Form S-4 of Autoliv, Inc. (Form S-4 No. 333-     ).


Paris, France
March 24, 1997


For BEFEC-PRICE WATERHOUSE                  S. YABLONSKY
Statutory auditor                           Statutory auditor

/s/ J. Vantalon                             /s/ S. Yablonsky
J. VANTALON